Exhibit 5.1

November 7, 2019

Sierra Oncology, Inc.

c/o 885 West Georgia Street

Suite 2150

Vancouver, BC, V6C 3E8, Canada

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Sierra Oncology, Inc., f/k/a ProNAi Therapeutics, Inc., a Delaware corporation (the “Company”), of (i) 103,000 shares of Series A convertible voting preferred stock, par value $0.001 per share (the “Series A Preferred Stock”); (ii) 312,090,000 Series A warrants to purchase up to an aggregate of 312,090,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price equal to $0.33 per underlying share of Common Stock (the “Series A Warrants”); (iii) 312,090,000 Series B warrants to purchase up to an aggregate of 102,989,700 shares of Common Stock at an exercise price equal to $0.33 per underlying share of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”); (iv) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock; and (v) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) ((i) through (v) collectively, the “Securities”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and Jefferies LLC, as representative of the underwriters named on Schedule A thereto. The Securities were registered pursuant to the Registration Statement on Form S-3 (File No. 333-225650) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 15, 2018 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated June 21, 2019 included therein (the “Base Prospectus”), and the related prospectus supplement dated November 7, 2019, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Securities are to be sold by the Company as described in the Registration Statement, the Prospectus and the Underwriting Agreement.

In connection with our opinion expressed below we have examined originals or copies of the Company’s Restated Certificate of Incorporation filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Restated Bylaws (the “Bylaws”), the Registration Statement, together with the Exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Warrants, the Series A Certificate of Designation, the Underwriting Agreement and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated November 6, 2019 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Delaware General Corporation Law.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Bylaws, (ii) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded and (iii) that at each such time shares of Series A Preferred Stock are converted to Common Stock and Warrants are exercised for Common Stock, the Company will have sufficient authorized but unissued and unreserved shares to satisfy its delivery obligations upon such conversion or exercise. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that:

1.	The shares of Series A Preferred Stock, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	The shares of Common Stock, when issued upon conversion of the shares of Series A Preferred Stock, will be validly issued, fully paid and non-assessable.

3.	The Warrants, when issued as set forth in the Registration Statement will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

2